SUBSIDIARIES OF THE REGISTRANT

                                                          Percentage
                                   Jurisdiction           of Voting
                                        of                Securities
Name of Subsidiaries               Incorporation            Owned
- --------------------               -------------          ----------

CyData, Inc.                       Delaware                 100%

The financial statements of this subsidiary, along with those of Registrant, are included in the Consolidated Financial Statements filed herewith.